UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 14, 2024

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41420	88-0271109
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701
(Address of Principal Executive Offices)(Zip Code)

(440) 609-9677

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2024, 374Water Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell (i) an aggregate of 9,783,496 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) warrants (the “Warrants”) to purchase up to an aggregate of 14,675,244 shares of Common Stock in a registered direct offering (the “Offering”). The purchase price for one Share and the accompanying 1.5 Warrants was $1.25. The aggregate gross proceeds to the Company from the Offering, which closed on November 18, 2024, was approximately $12.2 million before deducting placement agent fees and other estimated offering expenses payable by the Company and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering.

The exercise price of each Warrant is $1.125. Each Warrant is immediately exercisable and will expire five years following the date of issuance.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. In the Purchase Agreement, subject to certain exceptions, the Company has agreed that neither it nor any subsidiary will (i) issue or enter into an agreement, or announce the issuance or proposed issuance of, any shares of Common Stock or Common Stock equivalents for a period of 90 days or (ii) effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, for a period of 180 days from the date of the Purchase Agreement.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-268942), which was filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2022 and declared effective by the Commission on December 30, 2022, and a prospectus supplement dated November 14, 2024 filed by the Company with the Commission.

On November 14, 2024, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with D. Boral Capital LLC, as the exclusive placement agent (the “Placement Agent”), in connection with the Offering. Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use reasonable best efforts to arrange for the sale of the Shares and the Warrants. Pursuant to the terms of the Placement Agency Agreement, the Company paid the Placement Agent cash fees and commissions equal to: (i) five percent (5.0%) of the gross proceeds of the offering for investors introduced by the Placement Agent and (ii) two and one-half percent (2.5%) of the gross proceeds of the offering for investors introduced by the Company. The Company also agreed to reimburse the Placement Agent for expenses incurred, including disbursements of its legal counsel, in an amount not to exceed an aggregate of $75,000. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The Purchase Agreement and Placement Agency Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Placement Agency Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto (except with respect to certain representations and warranties in the Purchase Agreement that are for the benefit of the Placement Agent) and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Commission.

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In addition, pursuant to certain lock-up agreements (the “Lock-Up Agreement”) that were required to be entered into as a condition to the closing of the Purchase Agreement, the Company’s officers and directors have agreed, for a period of three months from the closing date of the Offering, among other things, not to offer, sell, agree to offer or sell, solicit offers to purchase, convert, exercise, exchange, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of or transfer any securities of the Company or otherwise publicly disclose the intention to do so, subject to certain exceptions.

Forms of the Warrant, the Purchase Agreement and Lock-Up Agreement are filed as Exhibits 4.1, 10.1 and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and a copy of the Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report. The foregoing summaries of the Warrant, the Purchase Agreement, the Placement Agency Agreement and the Lock-Up Agreement do not purport to be complete and are subject to, and qualified in their entirety by, reference to such exhibits. A copy of the opinion of Orrick, Herrington & Sutcliffe LLP relating to the validity of the Shares and Warrants issued in the Offering and the shares of Common Stock issuable upon exercise of the Warrants is filed as Exhibit 5.1 to this Current Report.

This Current Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On November 15, 2024, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Warrant

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP

10.1*	Form of Securities Purchase Agreement, dated as of November 14, 2024

10.2+	Placement Agency Agreement, dated as of November 14, 2024, by and between 374Water Inc. and D. Boral Capital LLC

10.3	Form of Lock-Up Agreement

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 15. 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Commission upon its request.

+ Certain portions of this exhibit have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential. The Company agrees to furnish a copy of any omitted portion to the Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

374WATER INC.

Dated: November 18, 2024	By:	/s/ Christian Gannon
	Name:	Christian Gannon
	Title:	Chief Executive Officer

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